                                                                    EXHIBIT 10.1











                           EMPLOYEE BENEFITS AGREEMENT

                                     BETWEEN

                            FLOWERS INDUSTRIES, INC.

                                       AND

                               FLOWERS FOODS, INC.

                                TABLE OF CONTENTS


                                                                                                                  Page
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
ARTICLE 1 DEFINITIONS.............................................................................................   1

         1.1      General.........................................................................................   1
         1.2      Other Definitions...............................................................................   3

ARTICLE 2 CHANGE IN OWNERSHIP.....................................................................................   3

         2.1      Transfer of Certain Employees...................................................................   3
         2.2      Conditions of Employment........................................................................   3
         2.3      Certain Payroll Deductions......................................................................   4
         2.4      Liabilities for Compensation....................................................................   4

ARTICLE 3 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.................................................................   4

         3.1      Welfare Benefit Plans...........................................................................   4
         3.2      Accrued Vacation Liability......................................................................   5
         3.3      Tulip Retirement Plan No. 1 and Tulip Retirement Plan No. 2.....................................   5
         3.4      401(k) Plan.....................................................................................   6
         3.5      Multiemployer Pension Plans.....................................................................   6
         3.6      Share Equivalents...............................................................................   6
         3.7      Flexible Spending Accounts......................................................................   6
         3.8      COBRA...........................................................................................   7
         3.9      Severance.......................................................................................   7
         3.10     In General......................................................................................   7
         3.11     Filings and Communications Regarding Employee Benefit Plans and Arrangements....................   7

ARTICLE 4 INDEMNIFICATION.........................................................................................   8

         4.1      Indemnification.................................................................................   8
         4.2      Procedure for Indemnification...................................................................   8

ARTICLE 5 MISCELLANEOUS...........................................................................................   8

         5.1      Binding Agreement...............................................................................   8
         5.2      Assignment......................................................................................   8
         5.3      Notices.........................................................................................   8
         5.4      No Waiver.......................................................................................   8
         5.5      Entire Agreement; Amendment.....................................................................   9
         5.6      Counterparts....................................................................................   9
         5.7      Governing Law...................................................................................   9


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

         5.8      No Third Party Beneficiaries....................................................................   9
         5.9      Legal Enforceability............................................................................   9
         5.10     Interpretation..................................................................................   9
         5.11     Resolution......................................................................................  10


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


                           EMPLOYEE BENEFITS AGREEMENT


                  THIS EMPLOYEE BENEFITS AGREEMENT ("Agreement") is made as of October 26, 2000. The parties ("Parties") to this Agreement are Flowers Industries, Inc., a Georgia corporation ("Tulip"), and Flowers Foods, Inc., a Georgia corporation ("Spinco").

                                    RECITALS

                  WHEREAS, pursuant to the terms of that certain Distribution Agreement dated October 26, 2000 ("Distribution Agreement") by and between Tulip and Spinco, Tulip has agreed to distribute to its shareholders the stock of Spinco (the "Spin-Off"), to which it will have transferred the stock of those Subsidiaries and certain other assets owned by Tulip as referred to in Section
2.1 of the Distribution Agreement;

                  WHEREAS, Spinco will employ directly certain persons who were employed by Tulip, and the companies which are or will be owned by Spinco will employ or continue to employ certain persons who have participated in employee benefit programs sponsored by Tulip;

                  WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which Spinco shall provide employee benefits to those employees of Spinco and its subsidiaries who currently are employed in connection with the Spinco Business (as that term is defined in Section 1.1 of the Distribution Agreement), including the arrangements for transition in the provision of said benefits from plans and programs sponsored by Tulip for its own employees and those of its Subsidiaries to plans sponsored directly by Spinco for its employees and those of its Subsidiaries;

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Action: any demand, action or cause of action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal related to, arising out of or resulting from any Employee Liability.

                  Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, that Tulip and Spinco shall not be deemed to be Affiliates of each other for purposes of this Agreement.

                  Code: the Internal Revenue Code of 1986, as it may be amended or recodified from time to time.

                  Controlled Group: two or more business entities affiliated within the meaning of Code Sections 414(b), 414(c), 414(m) and/or 414(o).

                  Distribution Time: Distribution Time will have the same meaning as specified in Section 1.1 of the Distribution Agreement.

                  Effective Time: the time at which the merger of Merger Subsidiary into Tulip pursuant to the Merger Agreement becomes effective.

                  Elf Agreement: the Agreement and Plan of Merger dated as of October 26, 2000, among Elf, Kellogg Company, a Delaware corporation ("Parent") and FK Acquisition Corp., a Delaware corporation.

                  Employee Benefit Plans and Arrangements: (i) any severance, disability, cafeteria, bonus, stock option, stock appreciation, stock purchase, deferred compensation, or similar types of plans, agreements, policies or arrangements that currently are established, maintained or contributed to by Tulip or a Subsidiary for the benefit of any former or present Employees or their beneficiaries, dependents or spouses, (ii) any employee welfare and employee pension benefit plans (as such terms are defined in Section 3(1) and 3(2), respectively, of ERISA) which are applicable to former or present Employees or their beneficiaries, dependents or spouses, and that currently are established, maintained or contributed to by Tulip or any Subsidiary of Tulip, and (iii) all other Benefit Arrangements and Employee Plans (as those terms are defined in the Merger Agreement).

                  Elf Employees: Elf Employees will have the same meaning as specified in the Elf Agreement.

                  Employee/Labor Law: any federal, state, local or municipal law (including common law), statute, ordinance, regulation, order, decree, judgment, decision, ruling, permit or authorization (each as may be in effect, applicable and binding, from time to time) relating or applicable to the work place or to the employer/employee relationship including, without limitation, any of the foregoing relating or applicable to wage and hour claims, collective bargaining and labor laws, ERISA-governed employee benefit and welfare plans, federal, state and local tax withholding and payment rules and regulations, workers' compensation and similar laws, accrued vacation statutes, and sexual harassment and anti-discrimination laws.

                  Employee Liability: any and all debts, charges, liabilities, warranties and obligations (of any nature or type whatsoever regardless of when arising), whether accrued, contingent or reflected on a balance sheet including, without limitation, liability for


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administrative, civil or criminal penalties or forfeitures, arising out of or in any way relating to any Employee/Labor Law, any of the Employee Benefit Plans and Arrangements, or any other liability assumed by or made the responsibility of Spinco and/or its Affiliates under this Agreement, together with any attorneys' fees or other costs of defending an Action or a claim relating to any of the foregoing, excluding only liabilities under any Employee/Labor Law that
(i) do not arise under or in any way relate to any of the Employee Benefit Plans and Arrangements, (ii) are not assumed by or made the responsibility of Spinco or any of its Affiliates under this Agreement, (iii) are not Spinco Liabilities, and (iv) arise solely as a result of the employment of Elf Employees by Elf and its Subsidiaries after the Distribution Time.

                  Employees: all individuals who either (i) are or have been at any time on or before the Effective Time employees of Tulip or any of its Affiliates, other than Elf and its Subsidiaries, or (ii) are or have been at any time (whether before, on or after the Effective Time) employees of Spinco or any of its Affiliates.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  Merger Agreement: the Agreement and Plan of Restructuring dated as of October 26, 2000, among Tulip, Parent and Kansas Merger Subsidiary, a Delaware corporation ("Merger Subsidiary").

                  Share Equivalent: means any stock option, warrant, performance share or right of conversion issued pursuant to a stock option compensatory plan or similar arrangements.

         1.2 Other Definitions. Capitalized terms not specifically defined herein shall have the meanings ascribed thereto in the Distribution Agreement.

                                   ARTICLE 2
                               CHANGE IN OWNERSHIP

         2.1 Transfer of Certain Employees. The Parties acknowledge that Tulip has transferred or will transfer to Spinco all of the issued and outstanding capital stock of the Subsidiaries referred to in clause (i) and clause (ii) of the definition of "Contributed Subsidiaries" in the Distribution Agreement, in the manner described in Schedule 2.01 to the Distribution Agreement. Such stock transfers shall result in each such Subsidiary becoming a wholly-owned subsidiary of Spinco, and shall operate as a transfer of all of the Employees (other than those employed by Tulip) to the Controlled Group that includes Spinco immediately after the Distribution Time.

         2.2      Conditions of Employment.

                  (a) Spinco shall make an offer of employment, effective not later than the Distribution Time, to all Employees who are employees of Tulip as of the Distribution Time. The employment with Tulip and its Affiliates of any such Employee who does not accept such offer of employment shall be terminated as of the Distribution Time. Spinco and its Affiliates shall be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its


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Affiliates harmless from and against, any and all obligations to such Employees, whether arising under any Employee Benefit Plan, any Employee/Labor Law or otherwise, arising out of or relating to their employment with Tulip and its Affiliates, including without limitation as a result of the consummation of the transactions contemplated hereby, the making of such offer of employment, and the consequences of such Employees' acceptance or rejection thereof.

                  (b) Nothing in this Agreement shall require either Spinco or Tulip to employ any person who declines employment with Spinco. Section 2.1 hereof shall not be interpreted to prohibit or otherwise restrict Spinco from terminating the employment of any Employee after the Distribution Time, or from changing the salary or wage range, grade level or location of employment of any Employee, in accordance with Spinco's personnel policies and procedures following the Distribution Time, or from making an offer of employment to any Employee following the Distribution Time. Without limiting the generality of
Section 5.9 hereof, no Employee or other person shall have any rights as a third party beneficiary under this Agreement.

         2.3 Certain Payroll Deductions. If an Employee has any outstanding liability or obligation to Tulip (for example, salary advances) which existed at the Distribution Time (or, if later, as of the time of such Employee's transfer to Spinco) which has resulted in a special payroll deduction for such Employee, then, to the extent permitted under applicable law, Spinco will withhold such amounts from the Employee's compensation (if any) and forward said amount to Tulip within five business days thereafter.

         2.4 Liabilities for Compensation. Without limiting the generality of any other provision of this Agreement, Spinco and its Affiliates shall assume and be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any and all liabilities for compensation owed to Employees for services before, on or after the Distribution Time.

                                   ARTICLE 3
                     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

         3.1      Welfare Benefit Plans.

                  (a) Spinco shall assume the sponsorship of the Tulip Group Insurance Plan (providing group medical benefits, group dental benefits, and group term life insurance benefits), the Tulip Long Term Disability Plan ("LTDP"), the Tulip Short-Term Disability Plan ("STDP") the Tulip Section 125 Plan, and the Tulip Section 125 Plan No. 2 (collectively these plans are referred to herein as the "Tulip Welfare Benefit Plans"), effective as of the Distribution Time. Tulip and Spinco agree to use their best efforts to arrange for the assignment from Tulip to Spinco of group insurance policies, contracts with health maintenance organizations, and all other agreements with third parties relating to the Tulip Welfare Benefit Plans.

                  (b) Spinco will provide Employees with credit for service with Tulip or any Affiliate for purposes of meeting the eligibility period under Spinco's welfare benefit plans.


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                  (c)      Any Employee who is receiving benefits under the STDP
at the Distribution Time will continue to receive benefits from Spinco under the STDP under the material provisions in effect at the Distribution Time until he or she is no longer deemed to be disabled under said provisions or until said benefits end according to the terms of said Tulip plan or program. Spinco will be responsible for the administration of claims relating to Employees who are disabled employees under the STDP.

                  (d) Spinco and its Affiliates shall assume and be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, all liabilities to any Employee who was, as of the Distribution Time, receiving long-term disability benefits under the LTDP, or who was disabled as of the Distribution Time but had not yet satisfied the qualification period for the LTDP. Spinco and Tulip shall cooperate to seek to cause the long-term disability carrier for the LTDP to credit Spinco with both the claims experience and premium history of Tulip Employees as of the Distribution Time under the LTDP.

                  (e) In the event that Tulip receives any premium payments for health and/or welfare benefits after the Distribution Time from any Employees with respect to participation in any benefit plan of Spinco subsequent to the Distribution Time, Tulip will forward said amount to Spinco within two
(2) weeks after said receipt.

                  (f) Spinco and its Affiliates shall assume and be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any and all obligations that Spinco, Tulip and their respective Affiliates may have to re-employ or reinstate any Employee who is not in active employment as of the Distribution Time, including without limitation Employees who are receiving benefits under the STDP or the LTDP or who are on family and medical leave or other approved leave of absence.

         3.2 Accrued Vacation Liability. Spinco shall credit all Employees for any accrued vacation and sick leave earned under Tulip vacation and sick leave policies but not taken by such Employees in the current year through the Distribution Time. Any such accrued vacation and sick leave shall be credited in accordance with the paid vacation policy and sick leave policy adopted by Spinco; provided, however, that without limiting the generality of Section 2.4 above, Spinco and its Affiliates shall assume and be solely responsible for all liablities for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any accrued vacation or sick leave, or pay in lieu thereof, with respect to any Employee, whether incurred by or imposed upon Tulip under its current vacation policy or sick leave policy, under any applicable state or local law or statute, or otherwise.

         3.3 Tulip Retirement Plan No. 1 and Tulip Retirement Plan No. 2. Spinco shall assume sponsorship of the Tulip Retirement Plan No. 1 and of the Tulip Retirement Plan No. 2 (collectively, "the Pension Plans") as of the Distribution Time. Tulip shall amend the Pension Plans and transfer sponsorship thereof to Spinco by adopting amendments to the Pension Plans in substantially the forms attached hereto as Exhibit A and Exhibit B. Spinco shall acknowledge its agreement to assume the Pension Plans by executing such amendments.


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         3.4      401(k) Plan.

                  (a) Spinco agrees to assume sponsorship of the Tulip 401(k) Retirement Savings Plan ("401(k) Plan") as of the Distribution Time. Tulip shall amend the 401(k) Plan and transfer sponsorship thereof to Spinco by adopting an amendment to the 401(k) Plan in substantially the form attached hereto as Exhibit C. Spinco shall acknowledge its agreement to assume the 401(k) Plan by executing such amendment.

                  (b) Upon the distribution of all of the outstanding shares of Spinco common stock to the shareholders of Tulip, pursuant to the Distribution Agreement, the trustee of the 401(k) Plan shall receive shares of Spinco. Spinco shall direct such trustee to take the following actions: (i) to allocate those Spinco shares among the accounts under the 401(k) Plan in existence at the Distribution Time in proportion to the relative numbers of Tulip shares allocated to the accounts under the 401(k) Plan as of the Distribution Time; and (ii) to reinvest any cash received, pursuant to the transactions contemplated by the Distribution Agreement, in Spinco common stock, as soon as practicable following the Distribution Time; provided, however, that the Trustee shall act in accordance with the standards of fiduciary responsibility set forth in Part 4 of Subtitle B of Title I of ERISA; provided, further, that the Trustee may accomplish the reinvestment over such period of time as, in the Trustee's judgment in the exercise of its fiduciary responsibilities, is advisable in order to avoid a substantial impact on the market for the Spinco common stock.

         3.5 Multiemployer Pension Plans. Spinco shall be solely responsible for, and shall indemnify, defend, reimburse and hold Tulip and its Affiliates harmless from and against, any and all liabilities (including without limitation any secondary withdrawal liability) of Tulip and its Affiliates to, with respect to or arising in connection with the Retail, Wholesale and Department Store International Union and Industry Pension Fund, the Bakery and Confectionery Workers Union and Industry Pension Fund, and the Employer-Teamsters Joint Council No. 84 Pension Fund.

         3.6      Share Equivalents.

                  (a) All Share Equivalents held by Employees that have been issued under the Tulip 1982 Incentive Stock Option Plan and the Tulip 1989 Executive Stock Incentive Plan (together, the "Option Plans"), whether vested or non-vested, shall remain outstanding and unaffected by the Spin-Off.

                  (b) Each Share Equivalent outstanding after the Spin-Off shall be treated as set forth in the Merger Agreement.

         3.7 Flexible Spending Accounts. Effective as of the Distribution Time, Spinco shall assume the sponsorship of, and assume all liabilities of Tulip and its Affiliates under, the Tulip Dependent Care Assistance Plan ("DCAP"). As soon as practicable following the Distribution Time, Tulip shall transfer to Spinco an amount of cash equal to the aggregate balance of the accounts of Employees under the DCAP.


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         3.8      COBRA. Spinco shall be responsible for complying with the
requirements of Code Section 4980B and Part 6 of Title I of ERISA with respect to all Employees and their "qualified beneficiaries," regardless of whether the relevant "qualifying event" (as such terms are defined in Code Section 4980B) occurs prior to, or at or after the Distribution Time.

         3.9 Severance. As soon as practicable hereafter, and in no event later than the day before the day during which the Distribution Time occurs: (i) Tulip shall terminate the Tulip Severance Policy pursuant to resolutions substantially in the form attached hereto as Exhibit D; and (ii) Spinco shall establish a severance policy that is in all material respects the same as the Tulip Severance Policy, except that references therein to Tulip and its Subsidiaries shall refer instead to Spinco and its Subsidiaries, respectively.

         3.10 In General. Subject to the provisions of the Distribution Agreement, Spinco shall be permitted to take all actions that Spinco, in its discretion, considers necessary or advisable in order to give effect to this Agreement or to continue or terminate the operation of the Tulip Welfare Benefit Plans, the Pension Plans, the 401(k) Plan, the Option Plans, and the DCAP (collectively, the "Plans"), including without limitation: (i) further amendment or termination of the Plans and any related trust agreements and insurance contracts; (ii) submission of this Agreement and any such further amendments to the Pension Plans and the 401(k) Plan to the Internal Revenue Service for a determination that the Pension Plans and the 401(k) Plan continue to be qualified, and that the related trusts continue to be tax-exempt, for federal income tax purposes; (iii) notification to the Pension Benefit Guaranty Corporation of the assumption of the Pension Plans by Spinco; and (iv) engaging such investment advisors as Spinco shall select with respect to the assets held under the Plans at any time. Tulip shall cooperate with Spinco to the extent necessary to carry out the foregoing actions, provided that such cooperation shall not result in any liability or cost to Tulip or any of its Affiliates. Notwithstanding the foregoing: (i) in no event shall Spinco be permitted to take steps that could lead to the termination of either of the Pension Plans with a termination date at or before the Distribution Time without the prior written consent of Parent, as defined in the Merger Agreement; and (ii) if Spinco or any of its Affiliates receives any formal or informal notice from the Pension Benefit Guaranty Corporation (the "PBGC") regarding either of the Pension Plans, which notice either is received before the Distribution Time or involves actual or potential action by the PBGC that could result in the imposition of any liability on Tulip or any of its Affiliates, then Spinco shall promptly provide a copy thereof (or a description thereof, if such notice is not in writing) to Tulip and Parent, and shall permit Tulip and Parent to participate in any discussions and comment on any written communications with the PBGC relating to or arising out of such notice.

         3.11 Filings and Communications Regarding Employee Benefit Plans and Arrangements. Without limiting the generality of any other provision of this Agreement, Spinco shall be responsible for making all filings with governmental authorities and all communications with participants with respect to the Employee Benefit Plans and Arrangements from and after the Distribution Time. Tulip shall cooperate with Spinco as to such filings and shall execute any appropriate forms relating thereto, in each case upon request by Spinco.


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

                                   ARTICLE 4
                                 INDEMNIFICATION

         4.1 Indemnification. In addition to the indemnity obligations set forth in the Distribution Agreement, Spinco agrees to indemnify, defend, reimburse and hold harmless Tulip and its Affiliates, and the officers, directors, employees, agents and representatives of Tulip and its Affiliates (each, an "Indemnified Party"), from and against any and all Actions, assessments, losses, damages, liabilities, costs and reasonable expenses including, without limitation, interest, penalties, fines, excise taxes and reasonable attorneys' fees and expenses, asserted against or imposed upon or incurred by any Indemnified Party which result from, arise out of or are related to any Employee Liability or any failure by Spinco or any of its Affiliates to comply with the terms of this Employee Benefits Agreement.

         Spinco agrees that it will bear full responsibility for, and indemnify Tulip against any damage, expense or loss resulting from, the design, administration or funding of all plans adopted and/or implemented by Spinco for the benefit of Employees and their beneficiaries before, at or after the Distribution Time.

         Tulip agrees to indemnify, defend, reimburse and hold harmless Spinco and its Affiliates, and the officers, directors, employees, agents and representatives of said companies (each, an "Indemnified Party"), from and against any and all Actions, assessments, losses, damages, liabilities, costs and reasonable expenses including, without limitation, interest, penalties, fines, excise taxes and reasonable attorneys' fees and expenses, asserted against or imposed upon or incurred by any Indemnified Party which result from, arise out of or are related to any failure on the part of Tulip to comply with the terms of this Employee Benefits Agreement.

         4.2 Procedure for Indemnification. In the event any action, suit or proceeding is brought against an Indemnified Party pursuant to this Article 4 hereof, the Parties shall comply with and be subject to the indemnification procedures set forth in the Distribution Agreement.

                                   ARTICLE 5
                                  MISCELLANEOUS

         5.1 Binding Agreement. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.

         5.2 Assignment. No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other Party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning Party of its obligations hereunder.

         5.3 Notices. All notices or other communications required or permitted to be given hereunder shall be made pursuant to the notice provisions set forth in the Distribution Agreement.


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

         5.4 No Waiver. No delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any Party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the Parties hereto may otherwise have at law or in equity.

         5.5 Entire Agreement; Amendment. This Agreement, and the agreements and other documents referred to herein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings, statements or representations, oral or in writing, of the Parties relating thereto. This Agreement may be modified or amended only by written agreement of the Parties. In addition to the foregoing, on and after the Distribution Time, any amendment to this Agreement must, in the case of Spinco, be approved by one of its elected officers and in the case of Tulip, be approved by one of its elected officers. Subject to the requirements of this Agreement, the employee benefit plans and policies which are referred to in this Agreement or attached as Exhibits to this Agreement may be amended by their sponsoring companies in any manner which they, in good faith, determine to be necessary or desirable, provided, that, the Party making any such amendment to take effect before the Distribution Time must give the other Party at least five (5) business days written notice before effecting the amendment.

         5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         5.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

         5.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

         5.9 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.10 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have made a good faith effort in this Agreement to provide for these issues involving employee benefits in the transaction which can be reasonably foreseen. The parties acknowledge that other such issues


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

may arise, and they agree to work in good faith to resolve any differences in light of the general philosophy that Spinco intends to be responsible, on an ongoing basis, for the administration and expense of those benefits which Spinco will continue for the Spinco Group Employees after the Distribution Time.

         5.11 Resolution. Any disputes between the parties based upon, related to, or arising in connection with this Agreement shall be resolved in accordance with the dispute resolution procedure set forth in Section 9.10 of the Distribution Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                            FLOWERS INDUSTRIES, INC.

                            By: /s/ G. Anthony Campbell
                               ------------------------------------------------
                               Name:
                               Title:

                            FLOWERS FOODS, INC.

                            By: /s/ G. Anthony Campbell
                               ------------------------------------------------
                               Name:
                               Title:


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